Exhibit 4.1

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

This Agreement of Resignation, Appointment and Acceptance, dated as of June 26, 2012 (this “Agreement”), is made by and among World Financial Network Bank, as administrator (the “Administrator”), World Financial Network Credit Card Master Note Trust, as issuer (the “Issuer”), The Bank of New York Mellon Trust Company, N.A., a national banking association (“BNYM”), and Union Bank, N.A., a national banking association (“Union Bank”).

RECITALS:

WHEREAS, the Issuer and BNYM entered into one or more trust indentures, paying agency agreements, registrar agreements, or other relevant agreements, as such are more particularly described in Exhibit A (the “Exhibit”) under the section entitled "Agreements" (such agreements, individually and collectively referred to herein, together with all Transaction Documents (as defined in the Master Indenture referenced in the Exhibit) to which BNYM is a party, as the "Agreements") under which BNYM was appointed in the capacity or capacities identified in the Exhibit (individually and collectively the “Capacities”);

WHEREAS, the Administrator desires to appoint Union Bank as the successor to BNYM in its Capacities under the Agreements; and

WHEREAS, Union Bank is willing to accept such appointment as the successor to BNYM in its Capacities under the Agreements;

NOW, THEREFORE, the parties hereto, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE I

BNYM

SECTION 1.01.   BNYM hereby resigns from its Capacities under the Agreements.

SECTION 1.02.   BNYM hereby assigns, transfers, delivers and confirms to Union Bank all right, title and interest of BNYM in its Capacities relating to the Agreements.  BNYM hereby authorizes the filing of such financing statements as the Administrator shall deem necessary or desirable to assign such right, title and interest of BNYM under the Agreements to Union Bank.

SECTION 1.03.  BNYM hereby certifies that on or prior to the Effective Date specified in the Exhibit, it has delivered the Collateral Certificate (as defined in the Master Indenture (as defined in the Exhibit)) to Union Bank, as successor Trustee of the Pooling and Servicing Agreement, at the following address: 1251 Avenue of Americas, 19th Floor, New York, NY 10020 Attention: Eva Aryeetey.

ARTICLE II

THE ISSUER AND THE ADMINISTRATOR

SECTION 2.01.   The Issuer hereby accepts the resignation of BNYM from its Capacities under the Agreements.

SECTION 2.02.   All conditions relating to the appointment of Union Bank as the successor to BNYM in its Capacities under the Agreements have been met by the Administrator, and the Administrator hereby appoints Union Bank to its Capacities under the Agreements with like effect as if originally named to such Capacities under the Agreements.

ARTICLE III

UNION BANK

SECTION 3.01.   Union Bank hereby represents and warrants to BNYM, the Issuer and the Administrator that Union Bank is qualified to act in the Capacities under the Agreements.

SECTION 3.02.   Union Bank hereby accepts its appointment to the Capacities under the Agreements and accepts and assumes the rights, powers, duties and obligations of BNYM under the Agreements, upon the terms and conditions set forth therein, with like effect as if originally named to such Capacities under the Agreements.

SECTION 3.03.   Union Bank hereby certifies that on or prior to the Effective Date specified in the Exhibit, it has received the Collateral Certificate (as defined in the Master Indenture (as defined in the Exhibit)) from BNYM.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.   This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of 12:01 A.M. local New York time on the Effective Date set forth in the Exhibit.

SECTION 4.02.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.03.   This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, email or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

SECTION 4.04.   The persons signing this Agreement on behalf of the Issuer, the Administrator, Union Bank and BNYM are duly authorized to execute it on behalf of the each party, and each party warrants that it is authorized to execute this Agreement and to perform its duties hereunder.

SECTION 4.05.   Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by U.S. Bank Trust National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall U.S. Bank Trust National Association in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement (as defined in the Master Indenture referenced in the Exhibit).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

World Financial Network Credit Card Master Note Trust, as Issuer
By:  U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By: /s/ Annette Morgan
     Name: Annette Morgan
     Title: Assistant Vice President

World Financial Network Bank, as Administrator By: /s/ Timothy P. King Name: Timothy P. King Title: President
The Bank of New York Mellon Trust Company, N.A. By: /s/ David Hill Name: David Hill Title: Vice President
Union Bank, N.A. By: /s/ Eva Aryeetey Name: Eva Aryeetey Title: Vice President

Acknowledged and Accepted:

World Financial Network Bank, as Servicer By: /s/ Timothy P. King Name: Timothy P. King Title: President

EXHIBIT A

Effective Date: June 26, 2012

Agreement(s):

Description of relevant Agreement & Date (each as amended, modified or supplemented from time to time)	The Bank of New York Mellon Trust Company, N.A.’s Capacity(s)
Master Indenture, dated as of August 1, 2001 (the “Master Indenture”), between Issuer and BNYM, as supplemented by each of the following :	Indenture Trustee, Transfer Agent and Registrar, Paying Agent
Series 2006-A Indenture Supplement, dated as of April 17, 2006, between Issuer and BNYM
Series 2009-B Indenture Supplement, dated as of August 13, 2009, between Issuer and BNYM
Series 2009-D Indenture Supplement, dated as of August 13, 2009, between Issuer and BNYM
Third Amended and Restated Series 2009-VFN Indenture Supplement, dated as of June 13, 2012, between Issuer and BNYM
Series 2010-A Indenture Supplement, dated as of July 8, 2010, between Issuer and BNYM
Series 2011-A Indenture Supplement, dated as of November 9, 2011, between Issuer and BNYM
Series 2011-B Indenture Supplement, dated as of November 9, 2011, between Issuer and BNYM
Series 2012-A Indenture Supplement, dated as of April 12, 2012, between Issuer and BNYM